As filed with the Securities and Exchange Commission November 6, 1997

                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AMERICAN COUNTRY HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                06-0995978
(State or other jurisdiction of incorporation   (I.R.S. employer identification
               or organization)                               no.)

            222 N. LaSalle Street                          60601-1105
              Chicago, Illinois                            (Zip Code)
   (Address of principal executive offices)


                             1992 Stock Option Plan
                            (Full title of the plan)

                               SIDNEY TODRES, ESQ.
                          Epstein Becker & Green, P.C.
                                 250 Park Avenue
                            New York, New York 10177
                     (Name and address of agent for service)

                                 (212) 351-4500
          (Telephone number, including area code, of agent for service)



                              CALCULATION OF REGISTRATION FEE
===============================================================================================
                                           Proposed          Proposed
                                            maximum           maximum
 Title of securities     Amount to be    offering price       aggregate            Amount of
  to be registered        registered      per share(1)    offering price(1)    registration fee
-----------------------------------------------------------------------------------------------
Common Stock,           750,000 shares       $2.27           $1,702,500              $516
$.01 par value
===============================================================================================

         (1)Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), based on (i) the weighted average exercise price of $2.24 per share with respect to the 474,000 shares underlying options granted under the 1992 Stock Option Plan, as amended (the "Plan") and (ii) $2.31 per share, the average of the high and low sale prices of the Common Stock on the Nasdaq Stock Market (Small-Cap) on November 3, 1997 with respect to the 276,000 balance of the shares reserved for issuance under the Plan.

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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.


               Information will be sent or given to employees as specified by Rule 428(b)(i) and is omitted hereunder in accordance with the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.


               Information will be sent or given to employees as specified by Rule 428(b)(i) and is omitted hereunder in accordance with the Note to Part I of Form S-8.




                                EXPLANATORY NOTE


               The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings of Common Stock of American Country Holdings Inc. (formerly The Western Systems Corp.) acquired by the persons named therein pursuant to the exercise of stock options under the 1992 Stock Option Plan.

PROSPECTUS
----------
                         AMERICAN COUNTRY HOLDINGS INC.

                          56,000 Shares of Common Stock
                                ($.01 par value)

                                -----------------

        The 56,000 shares of Common Stock, $.01 par value, of American Country Holdings Inc. (formerly The Western Systems Corp. and hereinafter the "Company") to which this Prospectus relates (the "Shares") may be sold by C. Scott Bartlett, Jr., Stuart M. Pellman and Richard O. Starbird (the "Selling Stockholders"), former directors and, with respect to Mr. Pellman, a former executive officer, of the Company, from time to time, in transactions on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. The Shares were purchased by the Selling Stockholders upon exercise of stock options granted under the Company's 1992 Stock Option Plan (the "Plan"). See "Selling Stockholders."

        The Common Stock is traded on The Nasdaq Stock Market's SmallCap Market under the symbol "ACHI." On November 5, 1997, the closing price of the Common Stock, as reported by The Nasdaq Stock Market, was $2.25 per share.

                                -----------------

        See "Investment Considerations" for a discussion of certain factors that should be considered by prospective purchasers of the Shares offered hereby.

                                -----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------





                The date of this Prospectus is November 6, 1997.

        No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

                                -----------------

                              AVAILABLE INFORMATION

        The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material can be inspected and copied at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. This material can also be inspected and copied at and, upon written request, copies obtained at prescribed rates from, the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, the Company files such reports, proxy statements and other information electronically with the Commission pursuant to the EDGAR system. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file pursuant to the EDGAR system. The address of the Commission's Web site is http:/www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

        The following documents (or portions thereof) which have heretofore been filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, respectively.

     3. The Company's definitive Proxy Statement dated June 27, 1997 for its July 25, 1997 Special Meeting in lieu of the Annual Meeting of Stockholders (the "Definitive Proxy Statement").

     4. The Company's Current Reports on Form 8-K filed on July 31, 1997 (as amended on Form 8-K/A on August 11, 1997) and August 14, 1997.

All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares to which this Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from their respective dates of filing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to the Chief Financial Officer of the Company, 222
N. LaSalle Street, Chicago, Illinois 60601 (telephone no. (312) 456-2000.


                                   THE COMPANY

        This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, which are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. Such risks and uncertainties include, but are not limited to, the factors set forth under the caption "Investment Considerations" herein.

        On July 29, 1997, the Company, through two newly-organized wholly-owned subsidiaries acquired substantially all assets and assumed substantially all liabilities of American Country Insurance Company ("American Country") and its wholly-owned subsidiary, American Country Financial Services Corp., for cash of $40,250,000 (the "Acquisition"), pursuant to an asset purchase agreement dated April 30, 1997. Financing for the Acquisition was provided by the Company's cash on hand of approximately $8,890,000, approximately $26,700,000 from the sale by the Company of 24,001,029 shares of its Common Stock and the balance from a bank under a revolving credit facility described below.

        On July 29, 1997, the Company obtained a five-year, $7,000,000 revolving loan credit facility from The First National Bank of Chicago, and on such date borrowed $6,800,000 ($2,000,000 of which was repaid on such date) at an initial interest rate of 8 1/2% per annum which was converted, at the Company's option, on August 1, 1997 to an interest rate based upon Eurodollar rates, equal to an interest rate of 7 1/2% per annum through December 1, 1997, payable quarterly. The initial borrowing was to fund a portion of the $40,250,000 purchase price for the Acquisition. The maximum $7,000,000 credit facility is required to be reduced by $2,333,333 on July 29, 2000 and by an additional $2,333,333 by July 29, 2001.

        Also on July 29, 1997, the Company issued 24,001,029 shares of its Common Stock to three investors for an aggregate of approximately $26,700,000 to fund a portion of the $40,250,000 purchase price for the Acquisition.

     For financial reporting purposes, the Acquisition has been accounted for as a reverse acquisition. Accordingly, financial statements for the Company for the periods prior to July 29, 1997 will become those of American Country. The historical financial statements of American Country included in the Definitive Proxy Statement, which is incorporated herein and is a constituent part of this Prospectus, will change as a result of the reverse acquisition as follows: (i) Certain account balances within the historical statement of stockholders' equity will be reclassified but the total amount of stockholders' equity will remain unchanged, and (ii) the number of shares of common stock and common stock equivalents outstanding will be restated and, accordingly, earnings per share will be restated; however, net income will not change. The restated earnings per share balances will be consistent with the pro forma earnings per share information included in the Definitive Proxy Statement.

        American Country is a property and casualty insurance company, domiciled in the State of Illinois, which underwrites and markets commercial, specialty and personal lines of insurance. Commercial lines, principally workers' compensation, multi-peril, and auto and physical damage, accounted for approximately 47% of American Country's direct premiums written in 1996, and the related policies were marketed, inter alia, to artisan contractors and distributors, restaurants and transportation companies. Specialty lines, principally liability and collision coverage for taxicabs and limousine companies in the City of Chicago and surrounding suburbs, accounted for approximately 39% of American Country's 1996 direct written premiums, and personal lines, primarily auto and home owners' policies, accounted for the balance. American Country Financial Services Corp. operates principally as a premium finance company.

         The Company was incorporated under the laws of the State of Delaware on May 30, 1978. The Company's executive offices are located at 222 N. LaSalle Street, Chicago, Illinois 60601 (telephone no. (312) 456-2000).


                            INVESTMENT CONSIDERATIONS

        Prospective purchasers of the Shares offered hereby should carefully consider the following investment considerations:

Regulation

         American Country is subject to regulation and supervision by the insurance commissioners of the States of Illinois, Indiana, Michigan and Wisconsin. Such regulation generally is designed to protect policyholders rather than investors and relates to such matters as the standards of solvency which must be met and maintained; the licensing of insurers and their agents; the nature of and examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis, required to be filed on the financial condition of insurers or for other purposes; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. American Country must file all rates for insurance directly underwritten with the applicable state insurance departments. Reinsurance generally is not subject to rate regulation. Further, state insurance statutes place limitations on the amount of dividends or other distributions payable by insurance companies in order to protect their solvency.

        The National Association of Insurance Commissioners ("NAIC") has established eleven financial ratios to assist state insurance department in their oversight of the financial condition of insurance companies operating in their respective states. The NAIC calculates these ratios based on information submitted by insurers on an annual basis and shares the information with the applicable state insurance departments. The ratios relate to leverage, profitability, liquidity and loss reserve development.

        In their ongoing effort to improve solvency regulation, the NAIC and individual states have enacted certain laws and statutory-basis financial statement reporting requirements. For example, NAIC rules require audited statutory financial statements as well as actuarial certification of loss and loss adjustment expense reserves therein. Other activities are focused on greater disclosure of an insurer's reliance on reinsurance, changes in its reinsurance programs and accounting for certain overdue reinsurance. In addition, the NAIC has implemented risk-based capital requirements for property and casualty insurance companies commencing in 1995 (see below). These regulatory initiatives and the over all focus on solvency may intensify the restructuring and consolidation of the insurance industry. It is also possible that Congress may enact legislation regulating the insurance industry. While the impact of these regulatory efforts on American Country's operations cannot be quantified until enacted, American Country believes it will be adequately positioned to compete in an environment of more stringent regulation.

        In 1994, the NAIC implemented a risk-based capital measurement formula to be applied, commencing in 1995, to all property/casualty insurance companies, which formula calculates a minimum required statutory net worth based on the underwriting, investment, credit loss reserve and other business risks applicable to the insurance company's operations. An insurance company that does not meet threshold risk-based capital measurement standards could be required to reduce the scope of its operations and ultimately could become subject to statutory receivership or other similar proceedings. As at December 31, 1996, American Country exceeded the risk-based capital requirements.

Competition

        The property and casualty insurance business is highly competitive, principally in terms of price and extent of coverage. Many insurance carriers are submitting applications for admission to the states in which American Country markets its insurance coverage.

        In response, American Country will continue to focus on marketing to specialty niches including transportation, artisan contractors and upscale restaurants, areas in which American Country's personnel have extensive experience. American Country has the largest market share of property and casualty insurance coverage for the taxicab market in the Chicago Metropolitan area. Competitors for taxicab liability coverage in Chicago and the surrounding area include Merit Insurance Company and Acceptance Insurance Company. American Country competes with CNA Insurance Company, West Bend Insurance Company and Fremont Insurance Company with respect to workers' compensation coverage.

Adequacy of Loss Reserves

        The liabilities for unpaid losses and loss adjustment expenses are estimated by management utilizing methods and procedures which they believe are reasonable. These liabilities are necessarily subject the impact of future changes in claim severity and frequency, as well as numerous other factors. Although management believes that the estimated liabilities for losses and loss adjustment expenses are reasonable, because of the extended period of time over which such losses are reported and settled, the subsequent development of these liabilities may not conform to the assumptions inherent in their determination and, accordingly, may vary significantly from the estimated amounts included in the accompanying financial statements. To the extent that the actual emerging loss experience varies from the assumptions used in the determination of these liabilities, the liabilities are adjusted to reflect actual experience. Such adjustments, to the extent they occur, are reported in the period recognized.

Ratings

        Increased public and regulatory concerns with the financial stability of insurers have resulted in greater emphasis by policyholders upon insurance company ratings, with a resultant potential competitive advantage for carriers with higher ratings. American Country currently is rated A- (Excellent) by A.M. Best. In addition, S&P has given American Country an Insurer Claims-Paying Ability Rating of BBBq (Adequate). There can be no assurance, however, that American Country will maintain its ratings; any downgrade could materially adversely affect its operations. A.M. Best's and S&P's ratings are based on an analysis of the financial condition and operations of an insurance company as they relate to the industry in general, are not designed for the protection of investors and do not constitute recommendations to buy, sell or hold any security.

Dependence on Management

        The Company is dependent upon its executive management and upon its ability to attract and retain qualified employees.

Fluctuations in Industry Results

         The financial results of property and casualty insurers historically have been subject to significant fluctuations. Profitability is affected significantly by volatile and unpredictable developments (including catastrophes), changes in loss reserves resulting from changing legal environments as different types of claims arise and judicial interpretations develop relating to the scope of insurers' liability, fluctuations in interest rates and other changes in the investment environment which affect returns on invested capital, and inflationary pressures that affect the size of losses. Further, underwriting results have been cyclical in the property and casualty insurance industry, with protracted periods of overcapacity adversely impacting premium rates, resulting in higher combined ratios, followed by periods of undercapacity and escalating premium rates, resulting in lower combined ratios.

Dependence on Investment Income

         American Country, similar to other property and casualty insurance companies, depends on income from its investment portfolio for a substantial portion of its earnings. A significant decline in investment yields could have a material adverse effect on American Country's financial results.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders prior to and after this offering, assuming all of the Shares being offered are sold:


                                                                                             After Offering
                                                                                  -------------------------------------

                                    Shares Owned                 Shares                                    Percent of
           Name                   Prior to Offering           Being Offered       Shares Owned           Outstanding(1)
           ----                   -----------------           -------------       ------------           --------------
C. Scott Bartlett,                    69,281(2)                  20,000              49,281                    *
Stuart M. Pellman                    548,979(3)                  30,000             518,979                   1.6%
Richard O. Starbird                   96,292(4)                   6,000              90,292                    *

---------------------
*       Less than 1%.

(1)     Based on 31,937,815 shares of Common Stock outstanding on October 29,
        1997.

(2) Includes (i) 2,517 shares held jointly with Mr. Bartlett's spouse, (ii) 16,000 shares subject to options and (iii) 12,881 shares underlying Warrants held jointly with Mr. Bartlett's spouse.

(3) Includes (i) 257,500 shares subject to options and (ii) 143,145 shares held by an individual retirement account of which Mr. Pellman is the beneficiary (including 19,322 shares underlying Warrants).

(4)     Includes 10,000 shares subject to options.


        Mr. Pellman served as President and Chief Executive Officer and a director of the Company, and Messrs. Bartlett and Starbird served as directors of the Company, for at least three years through and until July 25, 1997.

                            DESCRIPTION OF SECURITIES

        The Company is authorized to issue 60,000,000 shares of Common Stock, $.01 par value, and 2,000,000 shares of Preferred Stock, $.10 par value.

Common Stock

        The holders of outstanding shares of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

         The Preferred Stock may be issued from time to time without stockholder approval in one or more classes or series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion rights or rights of exchange, any voting rights, rights and terms or redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any class or series of Preferred Stock, the number of shares constituting such class or series and the designation thereof. The shares of any class or series of Preferred Stock need not be identical. Depending upon the rights of such Preferred Stock, the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. There are currently no shares of Preferred Stock outstanding.

Warrants

         Each Common Stock Purchase Warrant ("Warrant") entitles the registered holder to purchase 2.19 shares of Common Stock at an exercise price of $1.83 per share, subject to adjustment, at any time prior to the close of business on December 31, 1997, subject to earlier redemption. The Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $1.00 per Warrant provided the average of the closing bid prices of the Company's Common Stock for 30 trading days exceeds $5.00 per share. All Warrants must be redeemed if any are redeemed. Warrants that are not redeemed and are unexercised upon expiration will be exchanged for shares of Common Stock in the ratio of one share of Common Stock for 500 expired Warrants. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

         The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or capitalization of, the Common Stock or the sale of Common Stock at less than the market price of the Common Stock. The 2.19 shares of Common Stock issuable upon exercise of a Warrant and the exercise price of $1.83 per Share give effect to an adjustment resulting from the issuance by the Company of 24,001,029 shares of its Common Stock for $26,700,000 in July 1997.

         The Warrants have been issued pursuant to a warrant agreement between the Company and American Stock Transfer & Trust Company, the warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company.

         The Warrants may be exercised upon surrender of the Warrant certificate evidencing such Warrants on or prior to the respective expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

Transfer Agent and Warrant Agent

        American Stock Transfer & Trust Company, New York, New York, is the transfer and warrant agent for the Common Stock and Warrants.


                              PLAN OF DISTRIBUTION

        All sales of Shares by the Selling Stockholders will be made from time to time in transactions on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof.

        The cost of registering the Shares under the Securities Act, estimated at $5,000, will be paid by the Company.

        The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Furthermore, any broker or dealer participating in any distribution of the Shares will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the Shares from or through such broker or dealer.

        In order to comply with the securities laws of certain states, if applicable, the Shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.


                                  LEGAL MATTERS

        The validity of the Shares offered hereby has been passed upon for the Company by Epstein Becker & Green, P.C., New York, New York.


                                     EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Lazar, Levine & Company LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of American Country at December 31, 1996 and 1995, and for each of the three years in the period ending December 31, 1996 appearing in the Company's definitive Proxy Statement dated June 27, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.

               The following documents (or portions thereof) which have heretofore been filed by American Country Holdings Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, respectively, (iii) the Definitive Proxy Statement, and
(iv) the Registrant's Current Reports on Form 8-K filed on July 31, 1997 (as amended on Form 8-K/A on August 11, 1997) and August 14, 1997, respectively. All reports and proxy statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of the filings.


Item 4.  Description of Securities.

        The Registrant is authorized to issue 60,000,000 shares of Common Stock, $.01 par value, and 2,000,000 shares of Preferred Stock, $.10 par value.

        Common Stock

        The holders of outstanding shares of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Registrant, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and nonassessable.

        Preferred Stock

        The Preferred Stock may be issued from time to time without stockholder approval in one or more classes or series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion rights or rights of exchange, any voting rights, rights and terms or redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any class or series of Preferred Stock, the number of shares constituting such class or series and the designation thereof. The shares of any class or series of Preferred Stock need not be identical. Depending upon the rights of such preferred Stock, the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. There are currently no shares of Preferred Stock outstanding.

        Warrants

        Each Common Stock Purchase Warrant ("Warrant") entitles the registered holder to purchase 2.19 shares of Common Stock at an exercise price of $1.83 per share, subject to adjustment, at any time prior to the close of business on December 31, 1997, subject to earlier redemption. The Warrants are redeemable by the Registrant on 30 days' prior written notice at a redemption price of $1.00 per Warrant provided the average of the closing bid prices of the Registrant's Common Stock for 30 trading days exceeds $5.00 per share. All Warrants must be redeemed if any are redeemed. Warrants that are not redeemed and are unexercised upon expiration will be exchanged for shares of Common Stock in the ratio of one share of Common Stock for 500 expired Warrants. Upon notice to the Warrantholders, the Registrant has the right to reduce the exercise price or extend the expiration date of the Warrants.

        The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or capitalization of, the Common Stock or the sale of Common Stock at less than the market price of the Common Stock. The 2.19 shares of Common Stock issuable upon exercise of a Warrant and the exercise price of $1.83 per Share give effect to an adjustment resulting from the issuance by the Registrant of 24,001,029 shares of its Common Stock for $26,700,000 in July 1997.

        The Warrants have been issued pursuant to a warrant agreement between the Registrant and American Stock Transfer & Trust Company, the warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Registrant.

        The Warrants may be exercised upon surrender of the Warrant certificate evidencing such Warrants on or prior to the respective expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

        Transfer Agent and Warrant Agent

        American Stock Transfer & Trust Company, New York, New York, is the transfer and warrant agent for the Common Stock and Warrants.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation and Article VII,
Section 7 of the Registrant's By-Laws, as amended, provide for indemnification of the Registrant's directors, officers, agents and employees to the fullest extent permissible under applicable law.


Item 7.  Exemption from Registration Claimed.

               The Shares to be reoffered by the Selling Stockholders pursuant to this Registration Statement were issued by the Registrant to the Selling Stockholders upon the Selling Stockholders' respective exercises of stock options under the Plan. Such issuances were exempt from the registration requirements of the Securities Act under Section 4(2) thereof.


Item 8.  Exhibits.

               The following are filed as exhibits to this Registration
Statement:

   Exhibit
     No.                                 Description
  --------                               -----------
      5         -       Opinion of Epstein Becker & Green, P.C.

    10.1        -       Copy of the Registrant's 1992 Stock Option Plan
                        (as amended through March 26, 1997)(1)

    23(a)       -       Consent of Lazar, Levine & Company LLP.

    23(b)       -       Consent of Ernst & Young LLP.

    23(c)       -       Consent of Epstein Becker & Green, P.C.
                        (included in Exhibit 5).

     24         -       Power of Attorney (included in signature page of this
                        Registration Statement).

------------------------
(1) Filed as same numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference thereto.


Item 9.        Undertakings

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions of Registrant's Restated Certificate of Incorporation or By-Laws, as amended, or the provisions of the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Martin L. Solomon and Edwin W. Elder, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 3rd day of November, 1997.

                             AMERICAN COUNTRY HOLDINGS INC.


                             By: /s/ Edwin W. Elder
                                 ---------------------------------------
                                     Edwin W. Elder, Executive Vice President
                                     and Chief Operating Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.

Signature                    Title                             Date

/s/ Martin L. Solomon        President, Chairman of the        November 3, 1997
--------------------------   Board, Chief Executive Officer
Martin L. Solomon            and Director (Principal
                             Executive Officer)

/s/ Edwin W. Elder           Executive Vice President,
--------------------------   Chief Operating Officer and       November 3, 1997
Edwin W. Elder               Director

/s/ James P. Byrne           Treasurer, Chief Financial        November 3, 1997
--------------------------   Officer and Vice President
James P. Byrne               (Principal Financial and
                             Accounting Officer)

/s/ William J. Barrett       Director                          November 3, 1997
--------------------------
William J. Barrett

/s/ Herbert M. Gardner       Director                          November 3, 1997
--------------------------
Herbert M. Gardner

/s/ Wilmer J. Thomas, Jr.    Director                          November 3, 1997
--------------------------
Wilmer J. Thomas, Jr.

/s/ Peter H. Foley           Director                          November 3, 1997
--------------------------
Peter H. Foley

                                INDEX TO EXHIBITS


Exhibit                                                                  Page
  No.                             Description                            Number
------
   5              Opinion of Epstein Becker & Green, P.C.


  10.1            Copy of the Registrant's 1992 Stock Option Plan
                  (as amended through March 26, 1997)(1)



 23(a)            Consent of Lazar, Levine & Company LLP.


 23(b)            Consent of Ernst & Young LLP.


 23(c)            Consent of Epstein Becker & Green, P.C.
                  (included in Exhibit 5).


   24 Power of Attorney (included in signature page of this Registration Statement).


--------------------
(1) Included as same numbered exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference thereto.